Propel Management Group, Inc.

Master Services Agreement

This Agreement (the "Agreement") is made and entered into as of the last date set forth below, by and between Propel Management Group, Inc. (hereinafter referred to as "PGM"), a Nevada corporation, having its principal address at 3625 W. MacArthur Blvd., Santa Ana, CA, 92704 and Californians for Marijuana Legalization and Control, a non-profit organization and California campaign committee (hereinafter referred to as “CMLC”), located at 20 Park Road, Suite E, Burlingame, CA 94010.

WHEREAS, PMG has expertise and experience in planning, management, and conducting telemarketing fundraising campaigns; and

WHEREAS, CMLC desires to raise funds from the public through telemarketing, online and email to directly support its California political campaign, the Marijuana Control, Legalization and Revenue Act of 2014 (hereinafter “MCLR” ). The CMLC is dedicated to the MCLR by having MCLR qualify to be voted on by the California voting population at the November 2014 general election and passed.

NOW, THEREFORE, in consideration of the promises, the mutual covenants and Agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, PMG and CMLC agree as follows:

SECTION 1. AGREEMENT

The entire Agreement consists of the Master Services Agreement (MSA) and the Scope of Work which is attached and fully incorporated herein. In the event the Scope of Work conflicts with the MSA, the Scope of Work prevails.

SECTION 2. SERVICES

2.1  Marketing and Customer Care Services. During the term of this Agreement, PMG agrees to perform certain marketing services as set forth in the Scope of Work which is attached and in accordance with the terms and conditions contained herein (hereinafter "Services").

2.2	PMG Obligations. During the term of this Agreement, PMG shall:
•	Provide CMLC with prompt feedback and ongoing consultation to improve any scripting and/or other calling, email, web, voter petition forms or other ancillary materials necessary to accomplish the goals of this Agreement.
•	Manage any inbound or outbound calls or contacts in a manner to maximize the likelihood that each Communicator will perform effectively.
•	Provide CMLC with call and contact report information and voter petitions to qualify the MLCR on the November 2014 general election ballot in formats mutually agreed upon by PMG and CMLC.
•	Make no comment to the media regarding any activities on behalf of the CMLC without its prior consent.

2.3	CMLC Obligations. During the term of this Agreement, CMLC shall:
•	Provide PMG with information required to perform the Services (collectively, the "Data") in a timely manner. Upon receipt by PMG of the Data, the parties shall agree upon a mutually agreeable campaign start date (Commencement Date) of February 3, 2014, and if applicable in each state when the statutory number of days has elapsed after the filing of any required solicitation information.
•	Approve all materials, scripts and changes provided by PMG within one (1) business day of receipt of said materials and/or scripts.
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SECTION 3. PAYMENT TERMS

3.1  Invoices; Finance Charge. CMLC shall be invoiced weekly in accordance with the schedule and prices set forth on the referenced Schedule A. Payment of invoices is due every seven (7) days from the date of invoice via electronic wire to the bank account(s) as designated in writing by PMG. Irrevocable instructions will be issued by CMLC to the Escrow Company for payment of any outstanding invoices on a weekly basis predicated that funds are available. All expenses incurred in connection with the Agreement by PMG will be paid first prior to any other distributions. Any invoices outstanding after 30 days from the date of the invoice will accrue a 1.5% interest charge (not applicable to lock boxes). CMLC shall pay all service, sales, use and value-added taxes, duties, assessments and any other taxes or fees which may be assessed or levied by any governmental or regulatory authority with respect to the Services provided by PMG to CMLC pursuant to this Agreement.

3.2	Price Change. PMG reserves the right to evaluate the prices paid by CMLC sixty (60) days after the Effective Date hereof and every one (1) month thereafter. CMLC agrees to negotiate, in good faith, any changes to the fees after PMG sends written notice to CMLC of any such changes in fees.

3.3  Billing Disputes. In the event the CMLC, in good faith, disputes PMG's computation of amounts due and owing within all applicable period of limitation, CMLC may withhold payment of the disputed amount. CMLC must pay all charges which are not in dispute in accordance with the payment terms set forth in this Section. An amount will not be considered "in dispute" until CMLC has provided PMG with written documentation explaining the disputed amount and describing the factual and legal basis for the dispute. CMLC must cooperate with PMG to resolve any dispute expeditiously. All disputed amounts are due and payable immediately upon PMG's written denial of the dispute. Disputed amounts which are found to be payable will be subject to all finance charges applicable set forth from the original invoice date. Any invoice or part of an invoice not disputed within thirty (30) days of date of invoice shall be regarded conclusively as undisputed.

3.5 Audits and Information Requests. In the event of non-payment, CMLC agrees that upon prior notice from PMG, PMG shall have the right to audit and inspect CMLC's books and records related to the solvency of CMLC and its ability to pay including, balance sheets, financial statements, and any other items PMG determines necessary.

SECTION 4. TERM AND TERMINATION

4.1  Term. The term of this Agreement shall be in accordance with the term as set forth in the applicable schedules.

4.2  Termination for Cause. Notwithstanding any other provision in this Section 4, either party may terminate this Agreement with sixty (60) days written notice to the other party of the termination date, if either party (i) falsified information that led to this Agreement; (ii) materially, breaches any of its obligations hereunder and such failure to perform remains uncured after sixty (60) days from written notice by the non-breaching party; or (iii) is unable to pay its debts generally as they come due or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or the appointment of a receiver or similar officer, or makes an assignment for the benefit of all, or substantially all of its creditors.

4.3  Termination without Cause. Unless otherwise set forth in the applicable schedule, this Agreement may not be terminated by either party without penalty or termination fees upon a minimum of sixty (60) days written notice to the other party, unless otherwise set forth in the applicable schedule.1 All reasonable fees which are accrued through this termination will still be due from the CMLC and subject to all terms set forth within this Agreement. PMG shall return all funds received for services not yet performed and return, erase, or destroy any confidential material of the CMLC as requested by the CMLC.

CMLC has the right to cancel the contract without cost, penalty, or liability for a period of 10 days following the date on which the contract is executed.

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SECTION 5. REPRESENTATIONS AND WARRANTIES

CMLC represents and warrants to PMG that:

5.1  Authorization; Compliance with Laws. CMLC is fully authorized to provide the products and/or services being offered to the prospects and customers pursuant to the solicitations to be made by PMG under this Agreement. CMLC further represents and warrants to PMG that all products and/or services and the offering of all products and/or services to be provided by CMLC to the prospects and customers will fully comply with all applicable federal, state and local laws, rules and regulations, including, but not limited to, any federal or state legislation regarding telephone or internet marketing, if applicable.

5.2  Information. CMLC has provided PMG with all necessary information concerning the products and/or services to be marketed pursuant to this Agreement to enable PMG to assist in the development of telephone and email marketing scripts containing the disclosures required by any regulation or law specifically applicable to such products and/or services. All such information is true and correct and, if applicable, consistent with representations made by or on behalf of CMLC in the marketing of such products and/or services in other media. CMLC will immediately inform PMG of any changes in its policies or practices or in the description of such products and/or services that may require a change in such disclosures. If applicable, CMLC further represents and warrants that product labeling, packaging and instructions comply with applicable law.

5.3  Disclosure. Other than published state and federal laws and published rules and regulations of the Federal Communications Commission and the Federal Trade Commission, CMLC represents there are no court decrees, orders, judgments or consent Agreements and no pending formal or informal state or federal governmental investigations that would bar the marketing of the products and/or services that are the subject of this Agreement or CMLC's business. CMLC will immediately inform PMG of any change in the status of such matters or the institution of investigations under applicable laws and regulations as soon as it becomes aware of them.

PMG represents and warrants to CMLC that:

5.4  PMG Performance. PMG shall perform all duties and obligations required of it pursuant to this Agreement in accordance with accepted industry standards. PMG represents to CMLC that it will comply with all applicable federal, state and local laws, rules and regulations. Except as set forth in the immediately preceding sentence, PMG MAKES NO EXPRESS OR IMPLIED WARRANTIES OR GUARANTEES (WHETHER IMPLIED IN FACT OR IN LAW) regarding the amount of revenues, proceeds, or funds that will be raised or generated by the performance of this Agreement except as those listed in Schedule A. PMG has made no affirmations of fact or other representations to the CMLC other than those expressly set forth in this Agreement and CMLC hereby agrees that it has not relied on any affirmation of fact or other representation from PMG in entering into this Agreement other than those expressly set forth in this Agreement.

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5.5  Performance Measures. Projected performance measures may be set as agreed upon by the parties. Such measures are typically reached over a certain cycle of time. Therefore, in the event performance measures are set forth in the applicable schedule(s), they will be measured on a cycle as agreed upon in the schedule and not on a daily basis. No credits will be given for a particular incident occurring on a particular day or from a particular incident if the performance measures are met over the time agreed upon by the parties.

SECTION 6. HOURS OF OPERATION

Unless otherwise set forth in the attached schedules, the following regular hours of operation apply:

6.1  Inbound. Sunday - Saturday, 8:00 AM to 9:00 PM PST. Any changes to the Hours of Operation will be mutually agreed upon and in compliance with state and federal laws.

Services provided within this Agreement may be supported through a combination of PMG's call centers including Work-At-Home communicators, IVR, and designated overflow partners.

6.2  Outbound. Sunday - Saturday, 8:00 AM to 9:00 PM PST. Any changes to the Hours of Operation will be mutually agreed upon and in compliance with state and federal laws.

Services provided within this Agreement may be supported through a combination of PMG's call centers including Work-At-Home communicators, IVR, and designated overflow partners.

SECTION 7. OWNERSHIP AND PROPERTY RIGHTS

7.1  Intellectual Property. PMG and CMLC agree that all software, hardware, technology, operating applications, training manuals and processes developed and created by PMG for CMLC are to be owned by PMG and remain the exclusive property of PMG and shall be retained by PMG at the termination of this Agreement. Scripts developed by the CMLC are owned by the CMLC and are not the property of PMG.

7.2  Caller Information. PMG acknowledges that all call data and all customer information provided by CMLC will remain the property of CMLC, and shall not be used or sold by PMG, subject to the terms of this Agreement. However, PMG shall, without liability or obligation, utilize its database to confirm caller name, address and telephone number and may update and supplement CMLC's database with name, address and telephone number obtained as a result of providing Services hereunder. Neither CMLC nor its customer shall have any implied license to use PMG's database or otherwise have any right to or in PMG proprietary or licensed data.

SECTION 8. INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1  MUTUAL INDEMNIFICATION. EACH PARTY (THE "INDEMNIFYING PARTY") AGREES TO INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS AND ITS AND THEIR RESPECTIVE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, CLAIMS, DEMANDS, SUITS, JUDGMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS OF ANY INVESTIGATION OR ACTION RELATED THERETO) ("LOSSES") SUFFERED OR INCURRED BY THE INDEMNIFIED PARTIES (1) AS A RESULT OF THE INDEMNIFYING PARTY'S FAILURE TO PERFORM OR IMPROPER PERFORMANCE OF THIS AGREEMENT; OR (II) FROM THE BREACH OR INCORRECTNESS OF ANY REPRESENTATION OR WARRANTY MADE HEREIN BY THE INDEMNIFYING PARTY. FURTHER, CMLC SHALL INDEMNIFY AND HOLD PMG HARMLESS FROM ANY LOSSES ARISING OUT OF ANY SCRIPTS AND/OR SUPPORT MATERIALS PROVIDED OR APPROVED BY CMLC AND HEREBY RELEASES PMG FROM ANY LOSSES IN CONNECTION THEREWITH. THIS SECTION FURTHER INCLUDES ALL FINES INCURRED BY PMG REGARDING REGISTRATION DUE TO CMLCS FAILURE TO COMPLY IN A TIMELY MANNER WITH STATE REGISTRATION REQUIREMENTS INCLUDING BUT NOT LIMITED TO SOLICITATION NOTICES AND FINANCIAL STATEMENTS.

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8.2  INFRINGEMENT INDEMNIFICATION. CMLC AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS PMG AND ITS AFFILIATES AND THEIR RESPECTIVE, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM ANY AND ALL LOSSES AND THREATENED LOSSES ARISING FROM, IN CONNECTION WITH, OR BASED ON ALLEGATIONS WHENEVER MADE, OF ANY THIRD-PARTY CLAIM OF INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS, ALLEGED TO HAVE OCCURRED BECAUSE OF SYSTEMS OR OTHER RESOURCES (INCLUDING CMLC ASSETS PROVIDED TO PMG BY CMLC).

8.3  Limitation of Liability. In no event shall PMG be liable to CMLC for (i) any special, incidental or consequential damages of any kind (including, without limitation, lost profits); (ii) any punitive damages arising by virtue of any dealings between the parties; and (iii) any claims or demands against CMLC by a third party arising out of, or connected with the Services. PMG's entire liability to CMLC for damages in connection with the Services provided to CMLC or provided by CMLC to its clients, shall not exceed in the aggregate the total contract price due PMG under this Agreement during the thirty days immediately preceding any claim. The terms and provisions of this section constitute a material inducement for the parties entering into this Agreement.

SECTION 9. CONFIDENTIALITY / NON-DISCLOSURE / NON-SOLICITATION

9.1  Confidential Information. PMG and CMLC acknowledge that in the course of dealings between the parties, each party will acquire highly confidential information about the other party, including, but not limited to, its business activities and operations, its technical and non-technical information, CMLC's customer data and information, scripts, training manuals and processes, intellectual property, and trade secrets, ("Confidential Information"). Each party shall hold such Confidential Information in strict confidence and shall not reveal the same. Confidential Information shall not include any information generally available to or known to the public, known prior to the negotiations leading to this Agreement, independently developed outside the scope of this Agreement, or lawfully disclosed by a third party or tribunal. The Confidential Information of each party shall be safeguarded by the other to the same extent that it safeguards its own confidential methods or data relating to its own business, but no less than a reasonable degree of care. If any disclosure of Confidential information is required by law from either party, that party will notify the other promptly and will provide such cooperation to the other, at the other's expense, as may reasonably be requested to oppose the disclosure. If either party violates the terms of this confidentiality clause, the other party shall have the right to seek injunctive relief in addition to any another rights and remedies that party may be entitled to in a court of law.

9.2  Non-disclosure of Relationship. Except as disclosure is contemplated or necessary under the intent of this Agreement, each party agrees that it will not disclose either expressly or by implication the existence of this Agreement or the relationship created under (e.g., press releases or other public disclosures) to any third party without the express written consent of the other party. Further, except as provided by the last sentence of the immediately preceding subsection (Confidential Information), both parties agree to maintain complete confidence and secrecy with respect to the pricing, terms and conditions of this Agreement.

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9.3  Proprietary Marks. Except as otherwise set forth in this Agreement and except as necessary to the performance of this Agreement, each party agrees that it shall not use the trade name (or any variations of such name), logo, trademarks or any proprietary marks of the other party or mention the other party in any sales literature, advertising brochures or other business materials, without the express written consent of the other party.

9.4  Non-Solicitation of Employees. During the term and for a period of one (1) year after the termination or expiration of this Agreement, each CMLC agrees that it shall not, without prior written consent of PMG, directly or indirectly solicit for employment any Person employed or retained by PMG (including without limitation, as an employee or independent contractor or agent know to be exclusively engaged by the other party) with whom the Party had contact prior to the said termination of this Agreement. Notwithstanding the foregoing, this Section shall not preclude either Party from hiring any Person so employed or retained by the other Party where such Person independently responds to an employment opportunity broadcast by the Party to the general public (e.g., via newspaper, magazine, broadcast, Internet, etc).

SECTION 10. USE OF OUTSIDE CONSULTANTS

PMG may at times utilize outside consultants and compensate them for their services. The use of consultants is for the mutual benefit of PMG and CMLC. Due to the immediate nature of the goals of this Agreement, CMLC’s services provided by outside consultants shall be billed at 10% plus cost should the cost be greater than 33% of the revenue generated. Use of outside consultants shall be the sole discretion of PMG for those services only provided within this Agreement. Any outside consultants used will be held to the confidentiality agreement stated; above in Section 9 of this Agreement.

SECTION 11. GENERAL

11.1  Force Majeure. Each party hereto (other than the obligation of CMLC to make payments for any services rendered hereunder) shall be excused from performing any obligations under this Agreement, in whole or in part, as a result of delays or interference caused by the other party or by an act of God, war, labor disputes, strikes, floods, lightning, severe weather, shortage of materials, failure or fluctuations in electrical power, heat, light, air conditioning, disruption of a line, service or program by a common telecommunications carrier or billing services provider, disruption or malfunction of any data processing or telecommunications network, facility or equipment, third-party nonperformance, or other cause beyond a party's reasonable control and such nonperformance shall not be deemed a default hereunder or a basis for termination hereof.

11.2  Compliance with State Law and Registration Requirements. CMLC and PMG agree that each party is responsible for complying with its duties and registration obligations pursuant to the laws and regulations of each state. Each party shall bear its own registration and licensing costs and fees, all penalties for non- compliance, and all expenses and fees incurred as a result of any administrative or legal actions resulting from its non-compliance. Provided however, fines incurred by PMG resulting from the negligence of the CMLC shall be subject to indemnification as set forth in section 8.

11.3   Entire Agreement. This Agreement, Schedule A, and any Exhibits attached hereto constitute the entire Agreement between the parties hereto as to the subject matter hereof and supersedes any prior Agreements or understandings relating to the subject matter. This Agreement may not be modified or ' amended except by a written instrument duly signed by both parties hereto. In the event any terms in the Master Service Agreement and Schedule A conflict, the terms in the Schedule shall have priority by order of most recently executed.

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11.4  Independent Contractors. Nothing contained in this Agreement shall be construed or interpreted by the parties hereto, or by any third party, as creating a relationship of principal and agent, partnership, joint venture or any other relationship between the parties other than that of independent ' contractors contracting for the provision and acceptance of Services. Each party will be responsible for hiring, supervising and compensating its own employees and for providing benefits to and withholding taxes for such employees.

11.5  Notice. All notices or other communications hereunder shall be in writing and shall be given by ' hand delivery, facsimile, or US mail, postage prepaid, addressed to the persons and addresses referenced below in this Agreement. The notice or communication shall be deemed to have been given or made: as of the date so delivered, if delivered personally; if via facsimile, if so acknowledged during business hours on the business day in the city where received; or if sent by certified mail return receipt requested day, three business days after so mailed.

Scott Plantinga Propel Management Group, Inc. 3625 W. MacArthur Blvd., Suite 302 Santa Ana, CA 92704	John Lee Californians for Marijuana Legalization and Control 20 Park Road, Suite E Burlingame, CA 94010

11.6  Assignment. This Agreement shall be binding on the parties hereto and their respective successors and assigns, except that neither party shall assign its rights, duties or obligations hereunder without the other party's prior written consent, which shall not be unreasonably withheld. Notwithstanding, PMG retains the right to assign the Agreement to any of its subsidiaries at its sole discretion.

11.7  Severability. No term or provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable shall affect the validity or enforceability of the remaining terms and provisions of this Agreement.

11.8  Waiver. The waiver by either party, or the failure by either party to claim a breach of any provision of this Agreement or to give notice with respect thereto, shall not be held to be a waiver of any subsequent breach of such provision or any other provision in this Agreement.

11.9  Equitable Relief. Nothing in this Agreement shall prevent a party from seeking equitable relief in one of the courts having exclusive jurisdiction as provided by this Agreement.

11.10	Limits on Actions. No action, regardless of form, in any way arising out of or in any way related to this Agreement may be brought more than one year after the cause of action accrued, except that for default in payment may be brought within two years of the date of the last payment.

11.11  Headings. The headings set forth in this Agreement are for the convenience of reference only and shall not be deemed a substantive part of this Agreement.

11.12  Observing Holidays. PMG, as a standard, will not be open for business on the following holidays: New Year's Day, Easter Day, Independence Day, Thanksgiving Day, and Christmas Day. PMG will be open on the following holidays on a limited basis, hours to be reasonable and determined by PMG: New Year's Eve, Memorial Day, Labor Day, and Christmas Eve.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative as of the last date set forth below. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

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Californians for Marijuana Legalization and Control

By: /s/ John Lee Name: John Lee Title: President	Date: 2/3/14

Propel Management Group, LLC

By: /s/ Scott Plantinga Name: Scott Plantinga Title: President	Date: 2/6/14
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PROPEL MANAGEMENT GROUP, INC.

Master Services Agreement

SCHEDULE A

SCOPE OF WORK

including Program Specific and Pricing

SECTION 1. TERM

This Agreement is for the period beginning February 3, 2014, and ending November 30, 2014.

SECTION 2. ENGAGEMENT OF PMG, LIMITATIONS ON AUTHORITY OF PMG

CMLC hereby grants PMG the right during the term of this Agreement to plan, prepare, manage, and conduct a nationally directed outbound telemarketing development campaign to active, lapsed, or potential donors.

Development and conduct of this fundraising campaign shall be subject to CMLC's right of written approval as set forth in section 5 hereto.

SECTION 3. PURPOSE OF AGREEMENT

CMLC enters into this Agreement with PMG in order to combine the functions and expenses of public education, program service, advocacy, donor acquisition, and donor renewal, all as to advance the program service of CMLC. This is an exclusive contract for call center and signature gathering services which will provide support of these efforts through social and general media platforms.

All printed matter shall provide information and material about CMLC, and include, from time to time as may be appropriate, educational material, statements of program service, and explain the process by which CMLC hopes to accomplish its objectives. The opportunity to develop and distribute such material, together with the mediums produced and utilized by PMG, is a material inducement for CMLC to enter into this Agreement.

Al! oral presentations and printed material shall either be created by CMLC and/or developed by PMG to stress the above and foregoing program service information and public education function. All materials created by PMG shall be reviewed and approved by the representatives of CMLC.

SECTION 4. ACCESS TO BOOKS AND RECORDS

The parties mutually acknowledge and agree that it is a combination of the functions of donor acquisition, voter signature gathering, public education, and program service, which has induced CMLC to enter into this Agreement. The parties further acknowledge and agree that in accordance with generally accepted accounting procedures, as promulgated by AICPA Statement of Position Paper 98- 2, expenses incurred in joint activities may be allocated between same. Therefore, PMG agrees to make available to the accountant who represents CMLC, from time to time, as may reasonably be required, such information as may be necessary to accomplish such allocations on behalf of CMLC.

SECTION 5. DUTIES OF PMG

(a)                  CMLC will provide records of selected donors to PMG. The information shall be in PMG's preferred format containing the following information: name, address, city, state, zip code, and area code and home phone number when available, date and amount of last contribution and the date and amount of the highest previous contribution. PMG's IT support staff is available to answer any questions regarding format. PMG will contact by telephone as many of the persons identified above as possible, and attempt to gain their support for CMLC, once CMLC approves final counts. In addition, CMLC can stop the campaign at any point and only charges incurred would before the contacts actually made.

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Master Services Agreement

During the term of this Agreement, PMG shall plan, prepare, and conduct a telemarketing campaign to list segments designated above.

(b)	In addition, PMG shall:

(i)	ensure that each telephone communicator used in the campaign is familiar with goals and economic policies that CMLC supports;

(ii)	provide questions and answer information regarding the economic policies and goals of CMLC for use by the communicators; and

(iii)	provide telemarketing scripts to the representatives that are equally dedicated to the fundraising appeal.

(iv)	target to achieve $2,000,000 in gross fundraising by April 1, 2014 and achieve an additional $18,000,000 in gross fundraising by November 3, 2014.

(v)	with a targeted start date of February 7, 2014, PMG shall gather approximately 800,000 signatures by April 24, 2014 to qualify the MLCR 2014 for the California state general election on November 3, 2014. At the mutual consent of CMLC and PMG, additional signatures may be gathered to accomplish qualifying the initiative for the inclusion on the November 3, 2014 general election.

SECTION 6. IMPLEMENTATION OF TELEMARKETING PROGRAM

For the convenience of CMLC, PMG will:

(a)	Develop script, training materials, and fulfillment packages, which must be approved by CMLC.

(b)	Provide, train, and manage telephone communicators.

(c)	Contact donors in accordance with CMLC's instruction.

(d)	Prepare and send all mailings, which include a Confirmation Letter, which is defined as original fulfillment device and the reminder letters.

(e)	Advance appropriate postage not provided by CMLC.

(f)	Report results during and upon completion of calling.

SECTION 7. FULFILLMENT OF TELEPHONE PLEDGES

CMLC hereby authorizes PMG, on its behalf and otherwise as its agent to:

(a)	Send the fulfillment device by first class, mail the day following the phone call to each respondent who agrees to pledge or consider making a donation.

(b)	Send the reminder to those people who have not responded within a two (2) to three (3) day period after the original phone date.
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SECTION 8. REPORTING

PMG agrees to report the results of calls made Monday through Thursday evening the next day, and the results of Friday, Saturday, and Sunday on Monday. A completed call is defined as any contact that results in a final yes, no or maybe decision being made by the donor/prospect.

SECTION 9. BREAKEVEN GUARANTEE FOR PROSPECTING TO RENTED RESPONSE LISTS

CMLC's liability for costs incurred under this Agreement shall not exceed the gross telemarketing income generated under the agreement. Any costs incurred in excess of the gross telemarketing income shall be borne by PMG.

In regards to the Prospecting Program, in the event that the entire telemarketing income generated under this Agreement is insufficient to cover all the telemarketing expenses of these programs, PMG will have the right to re-call those who pledged a gift, up to two times, within a time period not to exceed 18- months from when the pledge was originally generated. In the event this occurs and the contract is terminated or not renewed, PMC shall have 60 days to be able to complete the recalls. CMLC must approve the content of any script utilized to make these recalls; and approval will not be unreasonably withheld.

In addition, PMG may require CMLC to place newly acquired donors, volunteers, and non donors on a list rental and exchange market place to a List Brokerage Firm of PMG's choice. In that event, CMLC will provide the Firm with the necessary information and pay the Firm commissions at the typical market rate (approximately 45%). All remaining proceeds will go to PMG. CMLC agrees to provide PMG with monthly summary reports of list rental income. Both methods may be used at PMG's discretion until all telemarketing expenses for prospecting are satisfied.

SECTION 10. LIST OWNERSHIP

All lists and files generated under this Agreement, including donor names, addresses, telephone numbers, contribution amounts and other identifying information, shall be the mutual property of CMLC and PMG.

PMG guarantees the confidentiality of all donor files and any information about the donors of CMLC. Under no circumstances will PMG knowingly, or willingly share, disclose, sell, or make available any CMLC donor names, addresses, telephone numbers, or giving history, to any outside parties. The names will be used as may be necessary to implement any agreed upon telemarketing program on behalf of CMLC, and only then with the knowledge of CMLC.

SECTION 11. COMPENSATION TO PMG

Charges for services for completed telephone calls to donors and other costs shall be as follows:

Telemarketing Program

Communicator Presentation – New Donors	80% of the first $100,000 in contributions generated by PMG;
Communicator Presentation – High Value Donors	60% of the second $100,000 in contributions generated by PMG;
Communicator Presentation – Industry Donors	43% of all subsequent contributions generated by PMG.
Signature Gathering for Petitions	$2.75 per verified signature until March 24, 2014; $3.75 per verified signature thereafter.
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Fulfillment Costs
Shipping, Mail, Express	At documented cost plus 10%
Fulfillment Letters	$1.01 plus postage*
Follow-up Letters	$1.01 plus postage*
Handwritten Thank You Cards	$0.68 plus postage
List Rentals/Outside Purchases	All list rentals and outside purchases of both products and services procured by PMG will be billed at cost plus a 10% gross mark-up to help cover PMG's acquisition, carrying and billing costs.

Information Systems Charges:
Computer Programming/Conversion	$85.00 per programming hour
Script Writing	$40.00 per design/programming hour
Records Processed	$15.00 per thousand records provided
Merge/Purge	$1.50 per thousand (combined total of records in the merge/purge files)
Duplicate Elimination	$1.50 per thousand (combined total of records in the merge/purge files)
Random Record Selection	$1.50 per thousand (combined total of records in the merge/purge files)

* Normal PMG fulfillment package includes live first class postage on the carrier and return envelopes.

Attached hereto and marked Exhibit I are provisions that may be required by various states.

In Witness Whereof, the parties have executed this Agreement as of the last date set forth below.

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Master Services Agreement

EXHIBIT I

ALASKA

For the purposes of the State of Alaska only, the contract shall include the following sections:

The charges of CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

PMG shall be compensated pursuant to the terms of this agreement which is estimated to be seventy five percent (75%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

It is estimated that CMLC will receive twenty five percent (25%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

This estimate shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

CONNECTICUT

For the purposes of the State of Connecticut only, the contract shall include the following sections:

The charges to CMLC from PMG are based upon completed calls, with a guaranteed cost per contact. PMG does not guarantee to CMLC a percentage of the gross receipts. To the extent that state law requires a statement of the minimum percentage, the guaranteed minimum percentage is one tenth of one percent (0.1%) of the gross receipts.

FLORIDA

For the purposes of the State of Florida only, the contract shall include the following sections:

The charges of CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

PMG shall be compensated pursuant to the terms of this agreement which is estimated to be seventy-five percent (75%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

To the extent that state law requires a statement of minimum percentage to be received by CMLC, the guaranteed minimum percentage is twenty five percent (25%) of the gross receipts. However, if the gross receipts, less PMG telemarketing fund raising costs, exceed the twenty five percent (25%) guarantee, CMLC shall receive the greater amount.

This guarantee shall not affect compensation provisions a listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

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INDIANA

For the purposes of the State of Indiana only, the contract shall include the following sections:

The charges to the CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

It is estimated the CMLC will receive twenty five percent (25%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

This estimate shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

At least every ninety (90) days, a professional solicitor shall provide CMLC with access to and use of information concerning contributors, including the name, address, and telephone number of each contributor and the date and amount of each contribution.

MISSISSIPPI

For the purposes of the state of Mississippi only, the contract shall include the following sections:

The charges to the CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

It is estimated that CMLC will receive twenty five percent (25%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

This estimate shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

CMLC exercises control and approval over the content and volume of any solicitations. CMLC will have sole custody and control of all donations received.

NEW HAMPSHIRE

For the purposes of the State of New Hampshire only, the contract shall include the following sections:

The charges to the CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A. It is estimated that CMLC will receive twenty five percent (25%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

This estimate shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

CMLC will have mutual custody and control of all donations received.

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NEW JERSEY

For the purposes of the State of New Jersey only, the contract shall include the following sections:

The charges of CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

PMG shall be compensated pursuant to the terms of this agreement which is estimated to be seventy five percent (75%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

To the extent that state law requires a statement of minimum percentage to be received by CMLC, the guaranteed minimum percentage is twenty five percent (25%) of the gross receipts. However, if the gross receipts, less PMG telemarketing fund raising costs, exceed the twenty five percent (25%) guarantee, CMLC shall receive the greater amount.

This guarantee shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

CMLC will have sole custody and control of all donations received. Donations will be deposited into their account directly.

NORTH CAROLINA

For the purposes of the State of North Carolina only, the contract shall include the following sections:

The charges of CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

PMG shall be compensated pursuant to the terms of this agreement which is estimated to be seventy five percent (75%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

To the extent that state law requires a statement of minimum percentage to be received by CMLC, the guaranteed minimum percentage is twenty five percent (25%) of the gross receipts. However, if the gross receipts, less PMG telemarketing fund raising costs, exceed the twenty five percent (25%) guarantee, CMLC shall receive the greater amount.

This guarantee shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

OHIO

For the purposes of the state of Ohio only, the contract shall include the following sections:

The charges to the CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

It is estimated that CMLC will receive twenty five percent (25%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein. Pursuant to the law of the state of Ohio, CMLC is guaranteed to receive a percentage of the actual gross revenue collected in the state of Ohio that is not less than 90% of the amount of the reasonable estimate of that percentage.

This estimate shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

OREGON

For the purposes of the State of Oregon only, the contract shall include the following sections:

The charges to the CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

PMG projects $100,000 in gross revenue to be raised from this campaign. PMG estimates expenses related to the campaign to be $75,000. This shall not affect any of the other terms including compensation as set out in this Agreement.

PENNSYLVANIA

For the purposes of the State of Pennsylvania only, the contract shall include the following sections:

The charges of CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

PMG shall be compensated pursuant to the terms of this agreement which is estimated to be seventy five percent (758%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

To the extent that state law requires a statement of minimum percentage to be received by CMLC, the guaranteed minimum percentage is twenty five percent (25%) of the gross receipts. However, if the gross receipts, less PMG telemarketing fund raising costs, exceed the twenty five percent (25%) guarantee, CMLC shall receive the greater amount.

This guarantee shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

Solicitation activity is to commence on February 3, 2014, within the Commonwealth of Pennsylvania.

SOUTH CAROLINA

For the purposes of the State of South Carolina only, the contract shall include the following sections:

The charges of CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

PMG shall be compensated pursuant to the terms of this agreement which is estimated to be seventy five percent (75%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

To the extent that state law requires a statement of minimum percentage to be received by CMLC, the guaranteed minimum percentage is twenty five percent (25%) of the gross receipts. However, if the gross receipts, less PMG telemarketing fund raising costs, exceed the twenty five percent (25%) guarantee, CMLC shall receive the greater amount.

This guarantee shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

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TENNESSEE

For the purposes of the state of Tennessee only, the contract shall include the following sections:

The charges to the CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

It is estimated that CMLC will receive twenty five percent (25%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

This estimate shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

CMLC will receive and have sole custody and control of all donations.

VERMONT

For the purposes of the State of Vermont only, the contract shall include the following sections:

The charges of CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

PMG shall be compensated pursuant to the terms of this agreement which is estimated to be seventy five percent (75%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

To the extent that state law requires a statement of minimum percentage to be received by CMLC, the guaranteed minimum percentage is twenty five percent (25%) of the gross receipts. However, if the gross receipts, less PMG telemarketing fund raising costs, exceed the twenty five percent (25%) guarantee, CMLC shall receive the greater amount.

This guarantee shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

In accordance with 9 Vt. Stat. Annot. § 2472 the organization, notwithstanding any other provision in the contract, shall have the unrestricted right to the use of the list of Vermont residents who donated to the campaign. Further, organization shall be provided with the addresses of those donors, as well as the amount of each donation.

ALL OTHER STATES

For the purposes of all other states, the contract shall include the following sections:

The charges to the CMLC from PMG are based upon completed calls, with a guaranteed cost per contact identified in Schedule A.

It is estimated that CMLC will receive twenty five percent (25%) of the gross revenue. This estimate is based on similar fund raising projects, but may vary depending on the ratio of calls made to active donors, lapsed donors or the acquisition of new donors or if the campaign is affected by circumstances or events not now contemplated herein.

This estimate shall not affect compensation provisions as listed in Schedule A of the contract and all financial arrangements as stated in the contract shall remain in effect and unchanged.

CMLC will have sole custody and control of all donations received.

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